Exhibit 3.1

ROSS MILLER
Secretary of State                                          Document Number
206 North Carson Street                                     20120415347-49
Carson City, Nevada 89701-4298                              Filing Date and Time
(775) 684-5708                                              06/13/2012 11:15 AM
Website: www.nvsos.gov                                      Entity Number
                                                            E0319542012-6



                                                          Filed in the office of
    ARTICLES OF INCORPORATION                             /s/ Ross Miller
   (PURSUANT TO NRS CHAPTER 78)                           Ross Miller
                                                          Secretary of State
                                                          State of Nevada

                                              ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of
   Corporation:               FREEDOM PETROLEUM INC

2. Registered Agent           [X] Commercial Registered Agent    CORP 95, LLC
   for Service of                                                Name
   Process                    [ ] Noncommercial Registered Agent      OR   [ ] Office or Position with Entity
   (check only one box)           (name and address below)                     (name and address below)

                                                                                      Nevada
                                  Address                             City                             Zip Code

                                                                                      Nevada
                                  Mailing Address                     City                             Zip Code
                                  (if different from street address)


3. Shares:
   (number of shares          Number of shares                                         Number of shares
   corporation                with par value: 120,000,000      Par value: $0.0001      without par value:
   authorized
   to issue)


4. Names & Addresses,         1. THOMAS HYNES
   of Board of                   Name
   Directors/Trustees:           8580 E. BELLWOOD PL                 DENVER         CO          80237
   (attach additional page       Street Address                      City          State       Zip Code
   if there is more than 3
   directors/trustees         2.
                                 Name

                                 Street Address                      City          State       Zip Code

5. Purpose: (optional-        The purpose of this Corporation shall be:
   see instructions)

6. Names, Address             DAVID DELOACH                                            /s/ David Deloach
   and Signature of           Name                                                     Signature
   Incorporator.
   (attach additional page    2620 REGATTA DR SUITE 102        LAS VEGAS    NV         89128
   if there is more than 1    Address                            City      State      Zip Code
   incorporator).

7. Certificate of             I hereby accept appointment as Resident Agent for the above named corporation.
   Acceptance of
   Appointment of             /s/ CORP 95, LLC                                                 6/13/2012
   Resident Agent:            Authorized Signature of R. A. or On Behalf of R. A. Company        Date

This form must be accompanied by appropriate fees.

                                   ARTICLE 3a

                         AUTHORIZED SHARES SUMMARY FOR
                             FREEDOM PETROLEUM INC.

100,000,000 Common Shares @ $.0001 par value

20,000,000 Preferred Shares @ $.0001 par value